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                                                                      Exhibit 21



                          Subsidiaries of FBO Air, Inc.

                               As of May 31, 2005



Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------
FBO Air-Garden City, Inc.                                   Kansas
FBO Air Wilkes-Barre, Inc.                                  Pennsylvania
      Tech Aviation Service, Inc.                           Pennsylvania